As filed with the Securities and Exchange Commission on February 5, 1999
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                          SECURE COMPUTING CORPORATION

             (Exact name of registrant as specified in its charter)

                   Delaware                          52-1637226
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)         Identification Number)

                          One Almaden Blvd., Suite 400
                           San Jose, California 95113
                                 (408) 918-6100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         -------------------------------


    SECURE COMPUTING CORPORATION AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                         -------------------------------


                                Jeffrey H. Waxman
                             Chief Executive Officer
                          SECURE COMPUTING CORPORATION
                          One Almaden Blvd., Suite 400
                           San Jose, California 95113
                                 (408) 918-6100
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                         -------------------------------


                                    Copy to:
                             Jeffrey D. Saper, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

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


                         CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                                Proposed          Proposed
                                                                Maximum           Maximum
                                               Amount           Offering         Aggregate        Amount of
              Title of Securities              to be             Price            Offering       Registration
                to be Registered           Registered(1)       Per Share           Price             Fee
--------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per
share) to be issued upon exercise of
options granted under the registrant's
Amended and Restated 1995
Omnibus Stock Plan                           1,510,363       $10.661  (2)      $16,101,980           $4,477
--------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per
share) reserved for issuance under the
registrant's Amended and Restated
1995 Omnibus Stock Plan                        989,637       $21.063  (3)      $20,844,725           $5,795
--------------------------------------------------------------------------------------------------------------
         Total                               2,500,000                         $36,946,705          $10,272
==============================================================================================================

(1) The Registration Statement relates to an additional 2,500,000 shares of Common Stock offered and to be offered pursuant to the Amended and Restated 1995 Omnibus Stock Plan (the "PLAN") of Secure Computing Corporation (the "REGISTRANT"), for which 5,244,131 shares of Common Stock have previously been registered pursuant to the Registrant's Registration Statement Nos. 33-80065, 333- 11451 and 333-28929.
(2) Under the Registrant's Plan, 1,510,363 shares are subject to outstanding options to purchase the Company's Common Stock. The Proposed Maximum Offering Price Per Share with respect to such 1,510,363 shares was calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "SECURITIES ACT") by reference to the exercise price of such options. The weighted average exercise price of such 1,510,363 shares subject to outstanding options under the Plan is $10.661.
(3) Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share was determined by reference to the fair market value of the Common Stock or the average of the high and low sale prices reported on the Nasdaq National Market on February 3, 1999.

                          SECURE COMPUTING CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed by the Registrant with the Securities Exchange Commission (the "COMMISSION") are hereby incorporated by reference into this Registration Statement:

              a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on 3/26/98.

              b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-27074) filed October 27, 1995, (and declared effective on November 16, 1995) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments and reports filed for the purpose of updating such description.

              c) All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Incorporated by reference to the contents of the Registrant's Registration Statement No. 333-61585.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement (see Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on January 28, 1999.

                          SECURE COMPUTING CORPORATION

                                      By: /s/ Jeffrey H. Waxman
                                          -------------------------------------
                                          Jeffrey H. Waxman
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeffrey H. Waxman and Timothy
P. McGurran, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

              PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



           SIGNATURE                                 TITLE                               DATE
----------------------------------------------------------------------------------------------------

 /s/ Jeffrey H. Waxman                Chief Executive Officer (Principal           January 28, 1999
-------------------------------       Executive Officer) and Chairman
      Jeffrey H. Waxman               of the Board of Directors

 /s/ Timothy P. McGurran              Senior Vice President of Operations          January 28, 1999
-------------------------------       and Chief Financial Officer (Principal
      Timothy P. McGurran             Financial and Accounting Officer)

 /s/ Betsy S. Atkins                  Director                                     January 28, 1999
-------------------------------
       Betsy S. Atkins

 /s/ Steven M. Puricelli              Director                                     January 28, 1999
-------------------------------
     Steven M. Puricelli

 /s/ Eric P. Rundquist                Director                                     January 28, 1999
-------------------------------
      Eric P. Rundquist

 /s/ Robert J. Frankenberg            Director                                     January 28, 1999
-------------------------------
    Robert J. Frankenberg

 /s/ Alexander Zakupowsky, Jr.        Director                                     January 28, 1999
-------------------------------
  Alexander Zakupowsky, Jr.

                                                       INDEX TO EXHIBITS

Exhibit
Number                Description
-------               -----------

   4.1        Restated Certificate of Incorporation of the Registrant (1)

   4.2        Bylaws of the Registrant (2)

   4.3        Securities Purchase Agreement dated June 30, 1998 (3)

   4.4        Registration Rights Agreement dated June 30, 1998 (4)

   4.5        Warrant to purchase shares of Common Stock dated June 30, 1998 (5)

   4.6        Amended and Restated Rights Agreement dated October 22, 1998 (6)

   4.7        Amended and Restated 1995 Omnibus Stock Plan

   5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
              Corporation.

  23.1        Consent of Ernst & Young LLP, independent auditors.

  23.2        Consent of PricewaterhouseCoopers LLP (Canada)

  23.3        Consent of PricewaterhouseCoopers LLP (USA)

  23.4 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

  24.1        Power of Attorney (see page II-3).

-----------------------
(1) Incorporated herein by reference to (i) Exhibit 3.1 to the Company's Form 10-K filed on March 28, 1996 (File No. 0-27074), as amended pursuant to (i) the Certificate of Designation of Series C Preferred Stock, incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed on July 15, 1998, (ii) the Amended and Restated Certificate of Designation of Series B Preferred Stock, incorporated herein by reference to Exhibit 1 to the Company's Form 8-A filed on November 9, 1998, and (iii) the Certificate of Amendment filed with the Delaware Secretary of State on December 11, 1998, attached hereto as Exhibit 4.1.

(2) Incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Reg. No. 33-97838).

(3) Incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed on July 15, 1998.

(4) Incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed on July 15, 1998.

(5) Incorporated herein by reference to Exhibit 10.3 to the Company's Form 8-K filed on July 15, 1998.

(6) Incorporated herein by reference to Exhibit 1 to the Company's Form 8-A filed on November 9, 1998.

All other exhibits for which provision is made in Item 601 of the Registration S-K of the Securities Act are either not required under the instructions related thereto or are inapplicable, and therefore have been omitted.